UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Applied Optoelectronics, Inc. (the “Company”) held its 2018 annual meeting of stockholders on June 8, 2018. Holders of an aggregate of 19,537,903 shares of the Company’s common stock at the close of business on April 13, 2018 were entitled to vote at the meeting, of which 15,130,427 or 77.44%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1: Election of Class I Directors

	Votes For	Votes Withheld	Broker Non-Votes
William H. Yeh	4,749,817	854,924	9,525,686
Alex Ignatiev	5,516,289	88,452	9,525,686

Proposal 2: Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Votes Abstaining
14,781,077	218,978	130,372

Proposal 3: To approve, on an advisory basis, our executive compensation, or the say-on-pay vote.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,032,021	470,021	102,699	9,525,686

Proposal 4: To approve, on an advisory basis, the frequency of future advisory votes on our executive compensation, or the say-on-frequency vote.

Votes For One-Year	Votes For Two-Years	Votes For Three- Years	Votes Abstaining	Broker Non-Votes
4,822,421	57,623	678,553	46,144	9,525,686

In accordance with the stockholders’ recommendation, the Company has determined that it will continue to hold an advisory vote on the compensation of its named executive officers every year, until the next stockholder advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By: /s/ David C. Kuo

David C. Kuo

General Counsel and Vice President

Date: June 8, 2018

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